UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

SIGNET JEWELERS LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House

2 Church Street

Hamilton

HM11

Bermuda

(Address of principal executive offices, including zip code)

441 296 5872

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e). On July 9, 2013, Signet Jewelers Limited (“Signet” or the “Company”) issued a press release announcing that Robert Anderson has advised the Company that he will resign from his position as Chief Executive Officer of Signet’s UK division, effective July 31, 2013 and Sebastian Hobbs, currently the Commercial Director of Signet’s UK division, will be promoted to the newly created position of Managing Director of Signet’s UK division, reporting directly to Mike Barnes, the Chief Executive Officer of Signet , effective immediately.

Mr. Hobbs, age 44, has served as Commercial Director of Signet’s UK division since March 2011, with responsibility for the marketing, merchandising, purchasing and logistics functions for the UK division. Prior to joining Signet, Mr. Hobbs worked in a number of retail companies, most recently at Blacks Leisure Group plc for five years.

A copy of the press release announcing these leadership changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with his resignation, Mr. Anderson entered into a Compromise Agreement (the “Compromise Agreement”) with a subsidiary of the Company, pursuant to which Mr. Anderson will be on garden leave from August 1, 2013 until April 30, 2014 (the “Departure Date”) although he will continue to be available during this time to provide any reasonable assistance requested of him by the Company to ensure the smooth transition of leadership. Up until the Departure Date, Mr. Anderson will continue to receive his normal salary and all other benefits associated with his employment by the Company. In addition, the Company shall pay Mr. Anderson such bonus, if any, as may be due to him for the current bonus year in respect of the period through August 1, 2013.

The Compromise Agreement also provides for the payment of basic salary and pension supplement in lieu of notice for the period May 1, 2014 until June 30, 2014, as well as continued vesting through the Departure Date of the restricted stock units awarded to Mr. Anderson on April 12, 2011. The awards granted to Mr. Anderson in 2012 and 2013 shall lapse as of the Departure Date. Under certain circumstances, Mr. Anderson may be eligible to receive the sum of up to £250,000 less required deductions for income tax and National Insurance Contributions subject to the accomplishment of certain key performance indicators relating to the successful transition of his responsibilities to the Company’s satisfaction.

The Compromise Agreement contains customary confidentiality, non-disparagement, cooperation and waiver of claims provisions. In addition, consistent with UK practice, the period of time that Mr. Anderson shall spend on garden leave shall be offset against the length of the post-termination restrictive covenants contained in Mr. Anderson’s contract of employment. Pursuant to the Compromise Agreement, the Company will pay reasonable legal fees incurred by Mr. Anderson in connection with the negotiation of the Compromise Agreement up to a maximum of £4,500 plus value added tax and sundry charges.

The foregoing description is not complete and is qualified in its entirety by the Compromise Agreement dated July 8, 2013, between Signet Trading Limited and Robert Anderson, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Compromise Agreement dated July 8, 2013 between Signet Trading Limited and Robert Anderson.

99.1	Press Release of Signet Jewelers Limited, dated July 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: July 9, 2013

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Signet Company Secretary & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compromise Agreement dated July 8, 2013 between Signet Trading Limited and Robert Anderson.

99.1	Press Release of Signet Jewelers Limited, dated July 9, 2013.